Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Second Quarter Results

•	AMD revenue $1.57 billion, 2 percent sequential decrease and 5 percent decrease year-over-year

•	Net income $61 million, earnings per share $0.08, operating income $105 million

•	Non-GAAP[1] net income $70 million, earnings per share $0.09, operating income $114 million

•	Gross margin 46 percent

•	Accelerating Fusion Accelerated Processor Unit (APU) shipments drive record microprocessor unit shipments and record mobile microprocessor unit shipments

SUNNYVALE, Calif. – July 21, 2011 – AMD (NYSE:AMD) today announced revenue for the second quarter of 2011 of $1.57 billion, net income of $61 million, or $0.08 per share, and operating income of $105 million. The company reported non-GAAP net income of $70 million, or $0.09 per share, and non-GAAP operating income of $114 million.

“In the first half of 2011, AMD brought to market the most competitive client offerings in our history, reinforcing our position as a design and innovation powerhouse,” said Thomas Seifert, CFO and Interim CEO. “Today’s computing experience is increasingly being defined by the ability to deliver brilliant multimedia and video content with all day battery life. Fusion APUs are ideal to meet this need, positioning AMD to gain unit market share in the mobile computing space.”

GAAP Financial Results2

	Q2-11	Q1-11	Q2-10
Revenue	$1.57B	$1.61B	$1.65B
Operating income	$105M	$54M	$125M
Net income (loss) / Earnings (loss) per share	$61M/$0.08	$510M/$0.68	$(43)M/$(0.06)

Non-GAAP Financial Results1

	Q2-11	Q1-11	Q2-10
Revenue	$1.57B	$1.61B	$1.65B
Operating income	$114M	$92M	$138M
Net income / Earnings per share	$70M/$0.09	$56M/$0.08	$83M/$0.11

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Quarterly Summary

•	Gross margin was 46 percent.

•	Cash, cash equivalents and marketable securities balance at the end of the quarter was $1.86 billion.

•	AMD’s second quarter had 13 weeks of business compared to 14 weeks for the first quarter.

•

Computing Solutions segment revenue was flat sequentially and year-over-year. Sequentially, higher mobile microprocessor revenues were offset by lower desktop and server revenue. The year-over-year decrease was primarily driven by lower server revenue.

•	Operating income was $142 million, compared with $100 million in Q1 11 and $128 million in Q2 10.

•	Microprocessor ASP decreased sequentially and year-over-year.

•	AMD launched the highly-anticipated AMD A-Series APU for client PCs combining a brilliant HD experience, supercomputer-like performance and all-day battery life for notebooks.

•	AMD Fusion APUs received the 2011 Best Choice of Computex Taipei Award and the A-Series APU-based products have won 20 reviewer awards to-date.

•	The AMD A-Series APU has secured more than 150 notebook and desktop design wins across leading PC manufacturers including Acer, Asus, Dell, HP, Lenovo, Samsung and Toshiba.

•

Acer and MSI introduced new tablets based on AMD’s 2011 HD Tablet Platform and AMD Z-Series APU that enables outstanding video, graphics experience and content creation capabilities for Windows-based tablets.

•	The new AMD Embedded G-Series APU was named Best in Show for hardware at the Embedded Systems Conference by industry analyst firm VDC Research.

•	The number of AMD-powered offerings on the most recent TOP500 supercomputers list increased 15 percent, with more than half of the AMD systems featuring the AMD Opteron™ 8- or 12-core processors.

•

Dell, Cray and NexServe announced new AMD Opteron processor-based systems aimed at high-performance, compute-intensive workloads. Leading enterprises, universities and research facilities worldwide announced new high-performance computing installations featuring the AMD Opteron™ processor.

•

Graphics segment revenue decreased 11 percent sequentially and 17 percent year-over-year. The sequential decrease was driven primarily by lower discrete mobile unit shipments and seasonality in the desktop discrete graphics add-in board market. The annual decrease was primarily driven by lower unit shipments.

•	Operating loss was $7 million, compared with operating income of $19 million in Q1 11 and $33 million in Q2 10.

•	GPU ASP was flat sequentially and year-over-year.

•

AMD expanded its offerings for the professional graphics market with the introduction of the AMD FirePro™ V5900 and FirePro™ V7900 graphics cards which provide enhanced visual capabilities designed to improve workflow and increase productivity for engineers and designers.

•	Dell announced a new, ultra-high performance blade server powered by the AMD FirePro™ V7800P professional graphics.

•

The award-winning AMD Radeon™ HD 6000 family of graphics expanded with the introduction of two sub-$100 cards offering support for DirectX 11, AMD App acceleration and AMD Eyefinity multi-display technologies.

•

AMD extended its position as the graphics provider of choice for the game console market, where more than 140 million current-generation games consoles are powered by AMD graphics technology. Nintendo announced it selected AMD to provide the graphics technology for its next-generation Wii U™ System that will be available next year.

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Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to increase 10 percent, plus or minus 2 percent, sequentially for the third quarter of 2011.

For additional detail regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

Reconciliation of GAAP to Non-GAAP Net Income 1

(Millions except per share amounts)	Q2-11		Q1-11		Q2-10
GAAP net income (loss) / Earnings (loss) per share	$61	$0.08	$510	$0.68	$(43)	$(0.06)
Equity income (loss) and dilution gain in investee, net	—	—	492	0.66	(120)	(0.16)
Payment to GLOBALFOUNDRIES	—	—	(24)	(0.03)	—	—
Non-GAAP net income excluding GLOBALFOUNDRIES related items	61	0.08	42	0.06	77	0.11
Amortization of acquired intangible assets	(9)	(0.01)	(9)	(0.01)	(17)	(0.02)
Restructuring reversals	—	—	—	—	4	0.01
Legal settlements	—	—	(5)	(0.01)	—	—
Gain on investment sale	—	—	—	—	7	0.01
Non-GAAP net income / Earnings per share	$70	$0.09	$56	$0.08	$83	$0.11

Reconciliation of GAAP to Non-GAAP Operating Income 1

(Millions)	Q2-11	Q1-11	Q2-10
GAAP operating income	$105	$54	$125
Payment to GLOBALFOUNDRIES	—	(24)	—
Amortization of acquired intangible assets	(9)	(9)	(17)
Restructuring reversals	—	—	4
Legal settlements	—	(5)	—
Non-GAAP operating income	$114	$92	$138

Reconciliation of GAAP to Non-GAAP Gross Margin 1

(Millions except percentages)	Q2-11	Q1-11	Q4-10
GAAP Gross Margin	$720	$691	$738
GAAP Gross Margin %	46%	43%	45%
Payment to GLOBALFOUNDRIES	—	(24)	—
Legal settlements	—	(5)	—
Non-GAAP Gross Margin	$720	$720	$738
Non-GAAP Gross Margin %	46%	45%	45%

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About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its groundbreaking AMD Fusion Accelerated Processing Units (APUs) that power a wide range of computing devices. AMD’s server computing products are focused on driving industry-leading cloud computing and virtualization environments. AMD’s superior graphics technologies are found in a variety of solutions ranging from game consoles, PCs to supercomputers. For more information, visit http://www.amd.com.

Cautionary Statement

This release contains forward-looking statements concerning AMD, its third quarter 2011 revenue, and future market share, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; GLOBALFOUNDRIES will be unable to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities; the recent earthquake and tsunami in Japan may have significant impacts on the company’s supply chain or its customers; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; global business and economic conditions will not continue to improve or will worsen resulting in lower than currently expected demand; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; and the company will be unable to maintain the level of investment in research and development that is required to remain competitive. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended April 2, 2011.

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AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon, and combinations thereof, and are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures, including for non-GAAP net income excluding GLOBALFOUNDRIES related items, non-GAAP net income, non-GAAP operating income, non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.

[2]

For the year 2010, the Company accounted for its investment in GLOBALFOUNDRIES under the equity method of accounting. Starting in the first quarter of 2011, the Company started accounting for its investment in GLOBALFOUNDRIES under the cost method of accounting.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Six Months Ended
	Jul. 2, 2011	Apr. 2, 2011	Jun. 26, 2010	Jul. 2, 2011	Jun. 26, 2010

Net revenue	$1,574	$1,613	$1,653	$3,187	$3,227
Cost of sales	854	922	915	1,776	1,748

Gross margin	720	691	738	1,411	1,479
Gross margin %	46%	43%	45%	44%	46%
Research and development	367	367	371	734	694
Marketing, general and administrative	239	261	229	500	448
Amortization of acquired intangible assets	9	9	17	18	34
Restructuring reversal	—	—	(4)	—	(4)

Operating income	105	54	125	159	307
Interest income	2	3	3	5	6
Interest expense	(47)	(48)	(55)	(95)	(104)
Other income (expense), net	4	11	(1)	15	303

Income before equity income (loss) and dilution gain in investee and income taxes	64	20	72	84	512
Provision (benefit) for income taxes	3	2	(5)	5	(5)
Equity income (loss) and dilution gain in investee, net	—	492	(120)	492	(303)

Net income (loss)	$61	$510	$(43)	$571	$214

Net income (loss) per share
Basic	$0.08	$0.71	$(0.06)	$0.79	$0.30
Diluted	$0.08	$0.68	$(0.06)	$0.76	$0.29

Shares used in per calculation
Basic	724	720	709	722	708
Diluted	743	764	709	766	732

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Jul. 2, 2011	Apr. 2, 2011	Dec. 25, 2010
Assets

Current assets:
Cash, cash equivalents and marketable securities	$1,861	$1,745	$1,789
Accounts receivable, net	759	797	968
Inventories, net	642	648	632
Prepaid expenses and other current assets	176	221	205

Total current assets	3,438	3,411	3,594

Property, plant and equipment, net	686	676	700
Investment in GLOBALFOUNDRIES	486	486	—
Acquisition related intangible assets, net	19	28	37
Goodwill	323	323	323
Other assets	272	285	310

Total Asset	$5,224	$5,209	$4,964

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$455	$411	$376
Accounts payable to GLOBALFOUNDRIES	117	127	205
Accrued liabilities	575	605	698
Deferred income on shipments to distributors	132	165	143
Other short-term obligations	—	34	229
Current portion of long-term debt and capital lease obligations	4	4	4
Other current liabilities	29	29	19

Total current liabilities	1,312	1,375	1,674

Long-term debt and capital lease obligations, less current portion	2,195	2,192	2,188
Other long-term liabilities	76	84	82
Accumulated loss in excess of investment in GLOBALFOUNDRIES	—	—	7

Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Additional paid-in capital	6,637	6,611	6,575
Treasury stock, at cost	(106)	(104)	(102)
Accumulated deficit	(4,897)	(4,958)	(5,468)
Accumulated other comprehensive income	—	2	1

Total stockholders’ equity	1,641	1,558	1,013

Total Liabilities and Stockholders’ Equity	$5,224	$5,209	$4,964

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended Jul. 2, 2011	Six Months Ended Jul. 2, 2011

Cash flows from operating activities:
Net income	$61	$571
Adjustments to reconcile net income to net cash provided by operating activities:
Equity income and dilution gain in investee	—	(492)
Depreciation and amortization	80	168
Compensation recognized under employee stock plans	20	47
Non-cash interest expense	6	11
Other	(1)	9
Changes in operating assets and liabilities:
Accounts receivable	2	(187)
Inventories	6	(10)
Prepaid expenses and other current assets	47	36
Other assets	(9)	1
Accounts payable to GLOBALFOUNDRIES	(10)	(88)
Accounts payable, accrued liabilities and other	(28)	(60)

Net cash provided by operating activities	$174	$6

Cash flows from investing activities:
Purchases of property, plant and equipment	(67)	(105)
Purchases of available-for-sale securities	(559)	(952)
Proceeds from sale and maturity of available-for-sale securities	396	830
Other	—	(17)

Net cash used in investing activities	$(230)	$(244)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance cost	5	170
Net proceeds from foreign grants	3	10
Proceeds from issuance of AMD common stock	6	15
Repayments of debt and capital lease obligations	(4)	(5)
Other	(2)	(4)

Net cash provided by financing activities	$8	$186

Net decrease in cash and cash equivalents	(48)	(52)

Cash and cash equivalents at beginning of period	$602	$606

Cash and cash equivalents at end of period	$554	$554

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Six Months Ended
	Jul. 2, 2011	Apr. 2, 2011	Jun. 26, 2010	Jul. 2, 2011	Jun. 26, 2010
Segment and Category Information

Computing Solutions (1)
Net revenue	$1,207	$1,200	$1,212	$2,407	$2,372
Operating income	$142	$100	$128	$242	$274

Graphics (2)
Net revenue	367	413	440	780	849
Operating income (loss)	(7)	19	33	12	80

All Other (3)
Net revenue	—	—	1	—	6
Operating loss	(30)	(65)	(36)	(95)	(47)

Total
Net revenue	$1,574	$1,613	$1,653	$3,187	$3,227
Operating income	$105	$54	$125	$159	$307

Other Data

Depreciation and amortization (excluding amortization of acquired intangible assets)	$71	$79	$83	$150	$166
Capital additions	$67	$38	$31	$105	$79
Adjusted EBITDA (4)	$205	$198	$244	$403	$546
Cash, cash equivalents and marketable securities	$1,861	$1,745	$1,896	$1,861	$1,896
Adjusted free cash flow (5)	$143	$154	$76	$297	$253
Total assets	$5,224	$5,209	$4,955	$5,224	$4,955
Long-term debt and capital lease obligations	$2,199	$2,196	$2,421	$2,199	$2,421
Headcount	11,599	11,256	10,649	11,599	10,649

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	All Other category includes certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are amortization of acquired intangible assets and restructuring charges. It also includes the results of the Handheld business unit because the operating results of this business unit were not material.
(4)	AMD reconciliation of GAAP operating income to Adjusted EBITDA*

	Quarter Ended			Six Months Ended
	Jul. 2, 2011	Apr. 2, 2011	Jun. 26, 2010	Jul. 2, 2011	Jun. 26, 2010
GAAP operating income	$105	$54	$125	$159	$307
Payments to GLOBALFOUNDRIES	—	24	—	24	—
Legal settlement	—	5	—	5	—
Depreciation and amortization	71	79	83	150	166
Employee stock-based compensation expense	20	27	23	47	43
Amortization of acquired intangible assets	9	9	17	18	34
Restructuring reversal	—	—	(4)	—	(4)

Adjusted EBITDA	$205	$198	$244	$403	$546

(5) Non-GAAP adjusted free cash flow reconciliation**

	Quarter Ended			Six Months Ended
	Jul. 2, 2011	Apr. 2, 2011	Jun. 26, 2010	Jul. 2, 2011	Jun. 26, 2010
GAAP net cash provided by (used in) operating activities	$174	$(168)	$(98)	$6	$(75)
Non-GAAP adjustment	36	360	205	396	407

Non-GAAP net cash provided by operating activities	210	192	107	402	332
Purchases of property, plant and equipment	(67)	(38)	(31)	(105)	(79)

Non-GAAP adjusted free cash flow	$143	$154	$76	$297	$253

*	Starting in the fourth quarter of 2009, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the first quarter of 2011 and the six months ended July 2, 2011, the Company included adjustments related to a payment to GLOBALFOUNDRIES and a legal settlement with a third party. For the second quarter of 2010 and the six months ended June 26, 2010, the Company included an adjustment for certain restructuring reversals. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Starting in the first quarter of 2010, the Company presents non-GAAP adjusted free cash flow as a supplemental measure of its performance. In 2008 and 2009 the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under U.S. GAAP, the Company classifies funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds are classified as cash flows from financing activities. When a distributor pays the applicable IBM Party, the Company reduces the distributor’s accounts receivable and the corresponding debt resulting in a noncash accounting entry. Because the Company does not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment is never reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount is then further adjusted by subtracting capital expenditures. Generally, under U.S. GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with the IBM Parties. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities.